EXHIBIT 99.1

Microsoft Reports First-Quarter Results

Windows and Xbox exceed expectations due to strong consumer demand; cost discipline drives earnings per share growth

REDMOND, Wash. — Oct. 23, 2009 — Microsoft Corp. today announced revenue of $12.92 billion for the first quarter ended Sept. 30, 2009, a 14% decline from the same period of the prior year. Operating income, net income and diluted earnings per share for the quarter were $4.48 billion, $3.57 billion and $0.40 per share, which represented declines of 25%, 18% and 17%, respectively, when compared with the prior year period.

These financial results reflect the deferral of $1.47 billion of revenue, an impact of $0.12 of diluted earnings per share, relating to the Windows 7 Upgrade Option program and sales of Windows 7 to OEMs and retailers before general availability. Adding back the deferred revenue, revenue totaled $14.39 billion, a 4% year-over-year decline, and EPS totaled $0.52 per share, an increase of 8% over the same period of the prior year.

“We are very pleased with our performance this quarter and particularly by the strong consumer demand for Windows,” said Chris Liddell, chief financial officer at Microsoft. “We also maintained our cost discipline, which allowed us to drive strong earnings performance despite continued tough overall economic conditions.”

Windows 7 and Windows Server 2008 R2 launched globally on Oct. 22 as anticipated. Also during October, Microsoft released Microsoft Exchange Server 2010 to manufacturing and in July announced a strategic partnership with Yahoo! Inc. to provide search results for their global properties.

“The worldwide launches of Windows 7, Exchange Server 2010 and Windows Server 2008 R2 are exciting milestones for Microsoft, our partners, and customers,” said Kevin Turner, chief operating officer at Microsoft. “We are pleased by the early positive response we are receiving for these products.”

Business Outlook

Microsoft is reducing operating expense guidance to $26.2 billion to $26.5 billion, for the full year ending June 30, 2010.

Management will discuss first-quarter results and the company’s business outlook on a conference call and webcast at 7:30 a.m. PDT (10:30 a.m. EDT) today.

Webcast Details

Chris Liddell, senior vice president and chief financial officer, Frank Brod, corporate vice president and chief accounting officer, and Bill Koefoed, general manager of Investor Relations, will host a conference call and webcast at 7:30 a.m. PDT (10:30 a.m. EDT) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/msft. The webcast will be available for replay through the close of business on Oct. 23, 2010.

Adjusted Financial Results – Reconciliation of Non-GAAP Measures

	3 Months Ended September 30, 2009		Year-over-Year Growth
($ in billions, except per share amounts)	Revenue	Diluted Earnings Per Share	Revenue	Diluted Earnings Per Share
As Reported per GAAP	$12.92	$0.40	-14%	-17%
Deferred Revenue for Windows 7 Upgrade Program and Pre-sales	$1.47	$0.12

As Adjusted (Non-GAAP)	$14.39	$0.52	-4%	8%

This information has been provided to aid readers of the financial statements in further understanding the company’s financial performance. The impact of certain items and events on the financial results may not be indicative of trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. The non-GAAP financial measures provided above should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	challenges to Microsoft’s business model;

•	intense competition in all of Microsoft’s markets;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	actual or perceived security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	government litigation and regulation affecting how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	significant business investments that may not gain customer acceptance and produce offsetting increases in revenue;

•

unfavorable changes in general economic conditions, disruption of our partner networks or sales channels, or the availability of credit that affect the value of our investment portfolio or demand for Microsoft’s products and services;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	quality or supply problems in Microsoft’s consumer hardware or other vertically integrated hardware and software products;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business;

•	geopolitical conditions, natural disaster, cyberattack or other catastrophic events disrupting Microsoft’s business;

•	acquisitions and joint ventures that adversely affect the business;

•	improper disclosure of personal data could result in liability and harm to Microsoft’s reputation; and

•	outages and disruptions of services provided to customers directly or through third parties if Microsoft fails to maintain an adequate operations infrastructure.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations Web site at http://www.microsoft.com/msft.

All information in this release is as of Oct. 23, 2009. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Bill Koefoed, general manager, Investor Relations, (425) 706-3703

Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft Web page at http://www.microsoft.com/presspass on Microsoft’s corporate information pages. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 7:30 a.m. PDT conference call with investors and analysts is available at http://www.microsoft.com/msft.

Microsoft Corporation

Income Statements

(In millions, except per share amounts) (Unaudited)

	Three Months Ended September 30,
	2009	2008
Revenue	$12,920	$15,061
Operating expenses:
Cost of revenue	2,842	2,848
Research and development	2,065	2,283
Sales and marketing	2,790	3,044
General and administrative	741	887
Employee severance	—	—

Total operating expenses	8,438	9,062

Operating income	4,482	5,999
Other income (expense)	283	(8)

Income before income taxes	4,765	5,991
Provision for income taxes	1,191	1,618

Net income	$3,574	$4,373

Earnings per share:
Basic	$0.40	$0.48
Diluted	$0.40	$0.48

Weighted average shares outstanding:
Basic	8,914	9,084
Diluted	8,983	9,183

Cash dividends declared per common share	$0.13	$0.13

Microsoft Corporation

Balance Sheets

(In millions)

	September 30, 2009	June 30, 2009 (1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,823	$6,076
Short-term investments (including securities pledged as collateral of $3,261 and $1,540)	27,905	25,371

Total cash, cash equivalents, and short-term investments	36,728	31,447
Accounts receivable, net of allowance for doubtful accounts of $436 and $451	8,587	11,192
Inventories	1,150	717
Deferred income taxes	2,441	2,213
Other	3,325	3,711

Total current assets	52,231	49,280
Property and equipment, net of accumulated depreciation of $7,853 and $7,547	7,512	7,535
Equity and other investments	6,006	4,933
Goodwill	12,582	12,503
Intangible assets, net	1,653	1,759
Deferred income taxes	—	279
Other long-term assets	1,628	1,599

Total assets	$81,612	$77,888

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,287	$3,324
Short-term debt	2,250	2,000
Accrued compensation	2,224	3,156
Income taxes	847	725
Short-term unearned revenue	13,567	13,003
Securities lending payable	3,534	1,684
Other	3,052	3,142

Total current liabilities	28,761	27,034
Long-term debt	3,746	3,746
Long-term unearned revenue	1,201	1,281
Deferred income taxes	155	—
Other long-term liabilities	6,537	6,269
Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital - shares authorized 24,000; outstanding 8,900 and 8,908	62,293	62,382
Retained deficit, including accumulated other comprehensive income of $1,334 and $969	(21,081)	(22,824)

Total stockholders’ equity	41,212	39,558

Total liabilities and stockholders’ equity	$81,612	$77,888

(1)	Derived from audited financial statements

Microsoft Corporation

Cash Flows Statements

(In millions) (Unaudited)

	Three Months Ended September 30,
	2009	2008
Operations
Net income	$3,574	$4,373
Adjustments to reconcile net income to net cash from operations
Depreciation, amortization, and other noncash items	646	585
Stock-based compensation	443	443
Net losses (gains) on investments and derivatives	(66)	36
Excess tax benefits from stock-based compensation	(9)	(44)
Deferred income taxes	(46)	376
Deferral of unearned revenue	6,679	4,186
Recognition of unearned revenue	(6,237)	(6,044)
Changes in operating assets and liabilities
Accounts receivable	2,748	3,985
Other current assets	(654)	(558)
Other long-term assets	(78)	(116)
Other current liabilities	(1,239)	(4,552)
Other long-term liabilities	346	700

Net cash from operations	6,107	3,370

Financing
Short-term borrowings, maturities of 90 days or less, net	378	1,975
Proceeds from issuance of debt, maturities longer than 90 days	695	—
Repayments of debt, maturities longer than 90 days	(823)	—
Common stock issued	248	228
Common stock repurchased	(1,540)	(6,493)
Common stock cash dividends	(1,157)	(998)
Excess tax benefits from stock-based compensation	9	44

Net cash used in financing	(2,190)	(5,244)

Investing
Additions to property and equipment	(435)	(778)
Acquisition of companies, net of cash acquired	(39)	(377)
Purchases of investments	(10,490)	(4,246)
Maturities of investments	3,498	464
Sales of investments	4,417	7,075
Securities lending payable	1,850	(1,543)

Net cash from (used in) investing	(1,199)	595
Effect of exchange rates on cash and cash equivalents	29	(56)

Net change in cash and cash equivalents	2,747	(1,335)
Cash and cash equivalents, beginning of period	6,076	10,339

Cash and cash equivalents, end of period	$8,823	$9,004

Microsoft Corporation

Segment Revenue and Operating Income (Loss)

(In millions) (Unaudited)

	Three Months Ended September 30,
	2009	2008
Revenue
Windows & Windows Live Division	$2,620	$4,278
Server and Tools	3,434	3,417
Online Services Division	490	520
Microsoft Business Division	4,404	4,954
Entertainment and Devices Division	1,891	1,893
Unallocated and other	81	(1)

Consolidated	$12,920	$15,061

Operating Income (Loss)
Windows & Windows Live Division	$1,463	$3,059
Server and Tools	1,283	1,044
Online Services Division	(480)	(321)
Microsoft Business Division	2,863	3,185
Entertainment and Devices Division	312	159
Corporate-level activity	(959)	(1,127)

Consolidated	$4,482	$5,999